Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact
Jenny R. Kobin, Director — Investor Relations & Corp. Comm.
919-206-7195
jkobin@tripathimaging.com

TriPath Imaging Achieves Profitability
and Record Sales in Q2 2004

Monumental Goal Accomplished in Reaching Profitability
for First Time in Company History

BURLINGTON, N.C., July 14, 2004 — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced preliminary second quarter sales of nearly $17 million, driven by increases in reagent sales. As a result, the Company expects to report basic and diluted earnings per share between $0.00 and $0.01 for the quarter, achieving profitability for the first time in company history.

“We have proven that TriPath Imaging can be successful and profitable by remaining focused on our strategy to build reagent and disposable sales, to drive margin, to control operating expenses and cash burn, and to prudently invest in our next generation molecular oncology products,” stated Paul R. Sohmer, M.D., Chairman, President and CEO of TriPath Imaging. “Our shareholders should be confident in our ability to deliver financial results and look forward to an exciting future.”

The company will discuss the full second quarter financial and operating results during its regularly scheduled second quarter conference call.

Conference Call

TriPath Imaging will host a conference call to discuss the Company’s full second quarter financial results on Thursday, August 5, 2004 at 11:00 a.m. ET. Full financial results will be released prior to market open on August 5, 2004.

The call will be available by dialing (888) 344-3716. International participants should call (706) 634-4926. For interested parties unable to participate during the live call, a telephone replay will be available beginning two hours after the completion of the call until August 12, 2004. To access this replay, U.S. participants should call (800) 642-1687. International participants should call (706) 645-9291. Individuals accessing the replay must enter the conference call ID number 8153949. A live web cast and replay of TriPath Imaging’s call will also be available online at www.tripathimaging.com.

TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic and pharmacogenomic products and services for malignant melanoma and cancers of the cervix, breast, ovary and prostate.

Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those related to our anticipated second quarter results, strategy and future prospects. Important factors that may affect such forward-looking statements specifically and TriPath Imaging’s operating results generally include, without limitation: the final results of the closing of our books for the second quarter, TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may be unable to increase sales and revenues at its historical rates; expenses may exceed expectations and TriPath Imaging may not achieve profitability when expected, if at all; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; TriPath Oncology may be unable to successfully develop and commercialize products and services when anticipated, if at all; TriPath Imaging’s products may not achieve or maintain market acceptance to the degree anticipated; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; TriPath Imaging and TriPath Oncology’s products may not receive FDA or other required regulatory approval when expected, if at all; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2003.

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